EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of FISION Corporation, a Delaware corporation (the “Company”), on Form 10-Q for the period ended September 30, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Michael Brown, Chief Executive Officer of the Company and I, Garry Lowenthal, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that :

1.       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, and

2.       The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

November 11, 2016	By:	/s/ Michael Brown
Michael Brown, Chief Executive Officer, Principal executive officer

November 11, 2016	By	/s/ Garry Lowenthal
Garry Lowenthal
Garry Lowenthal, Chief Financial Officer, Principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.